                        STEIN ROE DOMESTIC EQUITY FUNDS

                                  Balanced Fund
                                Growth Stock Fund
                          Growth Investor Fund, Class S
                           Midcap Growth Fund, Class S
                                   Focus Fund
                           Capital Opportunities Fund
                            Small Company Growth Fund

PROSPECTUS o FEBRUARY 1, 2002






ALTHOUGH THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSION HAS NOT APPROVED OR DISAPPROVED ANY SHARES OFFERED IN THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




Sensible Risks. Intelligent Investment. SM





                                                                       STEIN ROE
                                                                    MUTUAL FUNDS

CONTENTS

Each Fund section discusses the following topic specific to that Fund:
Investment Goal(s); Principal Investment Strategies; Principal Investment Risks; Fund Performance; and Your Expenses.

      Balanced Fund                                                   2

      Growth Stock Fund                                               8

      Growth Investor Fund, Class S                                  14

      Midcap Growth Fund, Class S                                    21

      Focus Fund                                                     27

      Capital Opportunities Fund                                     33

      Small Company Growth Fund                                      38

      Financial Highlights                                           44

      Your Account                                                   53
            Purchasing Shares                                        53
            Opening an Account                                       56
            Determining Share Price                                  57
            Selling Shares                                           58
            Exchanging Shares                                        60
            Fund Policy on Trading of Fund Shares                    61
            Reporting to Shareholders                                61
            Dividends and Distributions                              61



      Other Investment Strategies and Risks                          64
            Initial Public Offerings                                 64
            Futures and Options                                      64
            Short Sales                                              65
            Portfolio Turnover                                       65
            Interfund Lending Program                                66
            Master/Feeder Fund Structure                             66
            Temporary Defensive Positions                            66

      The Funds' Management                                          67
            Investment Advisor                                       67
            Portfolio Managers                                       68


      Appendix A                                                     70

      For More Information                                           73

Please keep this prospectus as your reference manual.

--------------------------------------------------------------------------------
DEFINING CAPITALIZATION
A company's market capitalization is simply its stock price multiplied by the number of shares of stock it has outstanding. In the financial markets, companies generally are sorted into one of three capitalization-based categories: large capitalization (large-cap); middle capitalization (mid-cap); or small capitalization (small-cap). In defining a company's market capitalization, the advisor uses capitalization-based categories that are based in part on those of Standard & Poor's Index Services. All market capitalizations are determined at the time of purchase.

LARGE CAPITALIZATION
Large-cap stocks are stocks with market capitalizations greater than $5 billion. In addition, any stock that is represented in the Standard & Poor's 500 Index is considered a large-cap stock.

MIDDLE CAPITALIZATION
Mid-cap stocks are stocks with market capitalizations between $1 billion and the capitalization of the largest stock in the Standard & Poor's MidCap 400 Index (S&P MidCap Index) ($10.4 billion as of December 31, 2001). In addition, any stock that is represented in the S&P MidCap Index is considered a mid-cap stock.

SMALL CAPITALIZATION
Small-cap stocks are stocks with market capitalizations equal to or less than the capitalization of the largest stock in the Standard & Poor's SmallCap 600 Index ($3.8 billion as of December 31, 2001).

THE FUNDS
BALANCED FUND

INVESTMENT GOALS
      The Fund seeks long-term growth of capital and current income consistent with reasonable investment risk.

PRINCIPAL INVESTMENT STRATEGIES
      The Fund invests all of its assets in SR&F Balanced Portfolio (Portfolio) as part of a master fund/feeder fund structure. The Portfolio allocates its investments among common stocks and securities convertible into common stocks, bonds and cash. The Portfolio invests primarily in well-established companies that have large market capitalizations. The Portfolio's investment advisor may invest in a company because it has a history of steady to improving sales or earnings growth that it believes can be sustained. The advisor also may invest in a company because it believes its stock is priced attractively compared to the value of its assets. The Portfolio may invest up to 25% of its assets in foreign stocks.

      The Portfolio also invests at least 25% of its assets in bonds. The Portfolio purchases bonds that are "investment grade" -- that is, within the four highest investment grades assigned by a nationally recognized statistical rating organization. The Portfolio may invest in unrated bonds if the advisor believes that the securities are investment-grade quality. To select debt securities for the Portfolio, the advisor considers a bond's expected income together with its potential for price gains or losses.

      The advisor sets the Portfolio's asset allocation between stocks, bonds and cash. The advisor may change the allocation from time to time based upon economic, market and other factors that affect investment opportunities.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar, Inc. (Morningstar). The advisor generally manages the Portfolio in accordance with the Morningstar guidelines for a "Domestic Hybrid" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock and bond selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.

      Since the Portfolio purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Portfolio may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. The Fund may have limited legal recourse in the event of default with respect to certain debt securities issued by foreign governments. In addition, foreign governments may impose withholding taxes which would reduce the amount of income and capital gains available to distribute to shareholders. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events; possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      Interest rate risk is the risk of a change in the price of a bond when interest rates increase or decline. In general, if interest rates rise, bond prices fall, and if interest rates fall, bond prices rise. Changes in the values of bonds usually will not affect the amount of income the Portfolio receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Balanced Fund if you:

      - are a long-term investor and want a fund that offers both stocks and bonds in the same investment

      -  want a fund that can invest in both domestic and international stocks

      -  are a first-time investor or want to invest primarily in just one fund

      - want to invest in stocks, but are uncomfortable with the risk level of a fund that invests solely in stocks

      - want to invest in bonds, but want more return potential than is typically available from a fund that invests solely in bonds

      Balanced Fund is not appropriate for investors who:

      -  want to avoid volatility or possible losses

      -  are saving for a short-term investment

      -  are not interested in generating taxable current income

FUND PERFORMANCE
      The following charts show the Fund's performance for the past 10 calendar years through December 31, 2001. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

------------------------------------------------------------------------------------------------
   45%
   40%
   35%
   30%
   25%
   20%                              22.65%
   15%                                       17.05%   17.47%
   10%            12.34%                                       12.19%   12.26%
    5%    7.89%
    0%
   -5%                     -4.12%                                                -2.24%   -9.00%
  -10%
------------------------------------------------------------------------------------------------
          1992     1993     1994     1995     1996     1997     1998     1999     2000     2001
------------------------------------------------------------------------------------------------

[ ] Balanced Fund

For period shown in bar chart:          Best quarter:  4th quarter 1998, +12.53%
                                        Worst quarter: 3rd quarter 2001,  -8.06%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's 500 Index (S&P Index), an unmanaged broad-based measure of market performance. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                              PERIODS ENDING DECEMBER 31, 2001
                                              --------------------------------
                                                   1 YR      5 YR     10 YR
      --------------------------------------------------------------------------
      Balanced Fund
          Return Before Taxes                     -9.00%     5.65%    8.18%
          Return After Taxes on
             Distributions                       -10.90%     3.30%    5.48%
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                       -4.33%     4.07%    5.72%
      S&P Index                                  -11.88%    10.70%   12.93%


YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund or the Portfolio pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fees(c)                                                 0.70%
      Distribution and service (12b-1) fees                              None
      Other expenses                                                     0.60%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES                               1.30%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Annual fund operating expenses consist of Fund expenses plus the Fund's share of the expenses of the Portfolio. Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Portfolio pays a management fee of 0.55% and the Fund pays an administrative fee of 0.15%.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the following hypothetical conditions:

      -  $10,000 initial investment

      -  5% total return each year

      -  Fund operating expenses remain the same

      -  Assumes reinvestment of all dividends and distributions

      -  Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and other expenses change. This example reflects expenses of both the Fund and the Portfolio. Expenses based on these assumptions are:

--------------------------------------------------------------------------------
                                           1 yr     3 yrs     5 yrs     10 yrs
--------------------------------------------------------------------------------
Balanced Fund                              $132     $412      $713      $1,568

THE FUNDS
GROWTH STOCK FUND

                  THIS FUND IS CLOSED TO NEW INVESTORS EXCEPT FOR PURCHASES BY ELIGIBLE INVESTORS AS DESCRIBED UNDER "YOUR ACCOUNT."

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES
      The Fund invests all of its assets in SR&F Growth Stock Portfolio (Portfolio) as part of a master fund/feeder fund structure. The Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks, primarily of companies with large market capitalizations.

      The Portfolio may invest in any market sector but emphasizes the technology, financial services, health care, and global consumer franchise sectors. The Portfolio may invest up to 25% of its assets in foreign stocks. To select investments for the Portfolio, the Portfolio's investment advisor considers companies that it believes will generate earnings growth over the long term regardless of the economic environment.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Portfolio in accordance with the Morningstar guidelines for a "Large Growth" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Sector risk is inherent in the Portfolio's investment strategy. Companies that are in different but closely related industries are sometimes described as being in the same broad economic sector. The values of stocks of different companies in a market sector may be similarly affected by particular economic or market events. Although the Portfolio does not intend to focus on any particular sector, at times the Portfolio may have a large portion of its assets invested in a particular sector. An example of a sector in which the Portfolio may sometimes have a large portion of its assets invested is technology. Technology companies may be significantly affected by falling prices and profits, and intense competition. In addition, the rate of technological change for technology companies is generally higher than for other companies, often requiring extensive and sustained investment in research and development, and exposing such companies to the risk of rapid product obsolescence. If a company does not perform as expected, the price of the stock could decline significantly. Many technology companies are currently operating at a loss and may never be profitable.

      Since the Portfolio purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Portfolio may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events; possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Growth Stock Fund if you:

      - are a long-term investor and want to participate in the market for large-cap growth stocks

      - can tolerate the risk and volatility associated with the general stock market but want less risk and volatility than an aggressive growth fund

      Growth Stock Fund is not appropriate for investors who:

      - want to avoid the risk and volatility associated with stock market investing

      -  are saving for a short-term investment

      -  want regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for the past 10 calendar years through December 31, 2001. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

--------------------------------------------------------------------------------------------------
   40%
   35%                              35.63%                              36.61%
   30%                                                31.62%
   25%                                                         25.54%
   20%                                       20.94%
   15%
   10%
    5%    8.24%
    0%             2.84%
   -5%                     -3.78%
  -10%
  -15%                                                                           -11.34%
  -20%
  -25%                                                                                     -23.94%
--------------------------------------------------------------------------------------------------
          1992     1993     1994     1995     1996     1997     1998     1999     2000      2001
--------------------------------------------------------------------------------------------------

[ ] Growth Stock Fund

For period shown in bar chart:          Best quarter:  4th quarter 1999, +25.35%
                                       Worst quarter:  3rd quarter 2001, -20.06%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's 500 Index (S&P Index), an unmanaged broad-based measure of market performance. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                                PERIODS ENDING DECEMBER 31, 2001
                                                --------------------------------
                                                   1 YR       5 YR       10 YR
      --------------------------------------------------------------------------
      Growth Stock Fund
          Return Before Taxes                    -23.94%      8.77%     10.34%
          Return After Taxes on
             Distributions                       -23.94%      7.49%      8.36%
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                      -14.58%      7.44%      8.14%
      S&P Index                                  -11.88%     10.70%     12.93%

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund or the Portfolio pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fees(c)                                                 0.69%
      Distribution and service (12b-1) fees                              None
      Other expenses                                                     0.26%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES                               0.95%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Annual fund operating expenses consist of Fund expenses plus the Fund's share of the expenses of the Portfolio. Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Portfolio pays a management fee of 0.55% and the Fund pays an administrative fee of 0.14%.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the following hypothetical conditions:

      -  $10,000 initial investment

      -  5% total return each year

      -  Fund operating expenses remain the same

      -  Assumes reinvestment of all dividends and distributions

      -  Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. This example reflects expenses of both the Fund and the Portfolio. Expenses based on these assumptions are:


      --------------------------------------------------------------------------
                                              1 yr     3 yrs    5 yrs    10 yrs
      --------------------------------------------------------------------------
      Growth Stock Fund                       $97      $303     $525    $1,166

THE FUNDS
GROWTH INVESTOR FUND, CLASS S

                  THIS FUND IS CLOSED TO NEW INVESTORS EXCEPT FOR PURCHASES BY ELIGIBLE INVESTORS AS DESCRIBED UNDER "YOUR ACCOUNT."

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES
      The Fund invests all of its assets in SR&F Growth Investor Portfolio (Portfolio) as part of a master fund/feeder fund structure. Under normal market conditions, the Portfolio invests at least 65% of its assets in common stocks of companies that the Portfolio's investment advisor believes have long-term growth potential. The Portfolio's investments are diversified among various industries and market sectors. These companies may include, but are not limited to, computer hardware or software manufacturers, Internet service providers and companies in the apparel, entertainment, retail, financial services and personal care products industries. The Portfolio may invest in companies of any size, including smaller emerging companies. The Portfolio may invest up to 25% of its assets in foreign stocks.

      To select investments for the Portfolio, the advisor looks for companies that are market leaders with growing market share in their respective industries, have strong financial balance sheets and experienced management teams, have products and services that give the company a competitive advantage, and have stock prices which the advisor believes are reasonable relative to the assets and earning power of the company.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Portfolio in accordance with the Morningstar guidelines for a "Large Blend" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Since the Portfolio purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      Smaller companies are more likely than larger companies to have limited product lines, operating histories, markets or financial resources. They may depend heavily on a small management team. Stocks of smaller companies may trade less frequently, may trade in smaller volumes and may fluctuate more sharply in price than stocks of larger companies. In addition, smaller companies may not be widely followed by the investment community, which can lower the demand for their stocks.

      The securities issued by mid-cap companies may have more risk than those of larger companies. These securities may be more susceptible to market downturns, and their prices could be more volatile.

      Sector risk is inherent in the Portfolio's investment strategy. Companies that are in different but closely related industries are sometimes described as being in the same broad economic sector. The values of stocks of many different companies in a market sector may be similarly affected by particular economic or market events. Although the Portfolio does not intend to focus on any particular sector, at times the Portfolio may have a large portion of its assets invested in a particular sector. An example of a sector in which the Portfolio may sometimes have a large portion of its assets invested is technology. Technology companies may be significantly affected by falling prices and profits, and intense competition. In addition, the rate of technological change for technology companies is generally higher than for other companies, often requiring extensive and sustained investment in research and development, and exposing such companies to the risk of rapid product obsolescence. If a company does not perform as expected, the price of the stock could decline significantly. Many technology companies are currently operating at a loss and may never be profitable.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Portfolio may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events; possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Growth Investor Fund if you:

      - are a long-term investor who wants to participate in the stock market through a Fund that emphasizes growth companies

      - can accept more investment risk and volatility than the general stock market


      Growth Investor Fund is not appropriate for shareholders who:

      -  want to avoid volatility or possible losses

      -  want to save for a short-term investment

      -  need regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for each complete calendar year since the Fund commenced operations. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS(1)

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

--------------------------------------------------------------------------------
    40%
    35%    39.79%    35.10%
    30%                                            31.68%
    25%                        26.28%
    20%
    15%                                  17.65%
    10%
     5%
     0%
    -5%                                                      -11.57%
   -10%
   -15%
   -20%                                                                 -21.59%
   -25%
--------------------------------------------------------------------------------
            1995      1996      1997      1998      1999      2000       2001
--------------------------------------------------------------------------------

[ ] Growth Investor Fund

For period shown in bar chart:          Best quarter:  4th quarter 1999, +28.04%
                                       Worst quarter:  3rd quarter 2001, -24.41%
      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and the life of the Fund periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's 500 Index (S&P Index), an unmanaged broad-based measure of market performance. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.


      --------------------------------------------------------------------------
                                              PERIODS ENDING DECEMBER 31, 2001
                                             -----------------------------------
                                                                      LIFE OF
                                                1 YR       5 YR       THE FUND
      --------------------------------------------------------------------------
      Growth Investor Fund
          Return Before Taxes                 -21.59%     6.29%(1)    14.10%(1)
          Return After Taxes on
             Distributions                    -21.59%     6.13%(1)    13.54%(1)
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                   -13.15%     5.14%(1)    11.79%(1)
      S&P Index                               -11.88%    10.70%       15.02%(2)

      (1) The Growth Investor Fund commenced operations on March 31, 1999. The Growth Investor Fund's performance information for all periods prior to March 31, 1999 is the performance of Stein Roe Young Investor Fund, a separate feeder fund of the SR&F Growth Investor Portfolio, which commenced operations on April 29, 1994. Performance for the Young Investor Fund is not restated to reflect any differences in expenses between the Growth Investor Fund and Young Investor Fund.

      (2)   Performance information is from April 30, 1994.

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund or the Portfolio pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fees(c)(d)                                             0.71%
      Distribution and service (12b-1) fees                             None
      Other expenses(d)                                                 0.88%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES(d)                           1.59%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Annual fund operating expenses consist of Fund expenses plus the Fund's share of the expenses of the Portfolio. Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Portfolio pays a management fee of 0.56% and the Fund pays an administrative fee of 0.15%.

      (d) The Fund's advisor has voluntarily agreed to waive advisory fees and reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 1.10%. As a result, the actual management fee would be 0.22% and total annual fund operating expenses would be 1.10%. This arrangement may be modified or terminated by the advisor at any time.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The table does not take into account any expense reduction arrangements discussed in the footnotes to the Annual Fund Operating Expenses table. It uses the following hypothetical conditions:

      -  $10,000 initial investment

      -  5% total return each year

      -  Fund operating expenses remain the same

      -  Assumes reinvestment of all dividends and distributions

      -  Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. This example reflects expenses of both the Fund and the Portfolio. Expenses based on these assumptions are:


      --------------------------------------------------------------------------
                                              1 yr     3 yrs    5 yrs   10 yrs
      --------------------------------------------------------------------------
      Growth Investor Fund                    $162     $502     $866    $1,889

THE FUNDS
MIDCAP GROWTH FUND, CLASS S

                  THIS FUND IS CLOSED TO NEW INVESTORS EXCEPT FOR PURCHASES BY ELIGIBLE INVESTORS AS DESCRIBED UNDER "YOUR ACCOUNT."

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES
      Under normal market conditions, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks of mid-cap companies that the Fund's investment advisor believes have long-term growth potential. The Fund may also invest in small- and large-cap companies. The Fund may invest up to 25% of its assets in foreign stocks. To select investments for the Fund, the advisor considers mid-cap companies that show the potential to generate and sustain long-term earnings growth at above-average rates. The advisor selects companies based on its view of long-term rather than short-term earnings growth prospects.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Fund in accordance with the Morningstar guidelines for a "Mid-Cap Growth" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

      As part of its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional tax liability.

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Since it purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      The securities issued by mid-cap companies may have more risk than those of larger companies. These securities may be more susceptible to market downturns, and their prices could be more volatile.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Fund may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events;

      possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      Smaller companies are more likely than larger companies to have limited product lines, operating histories, markets or financial resources. They may depend heavily on a small management team. Stocks of smaller companies may trade less frequently, may trade in smaller volumes and may fluctuate more sharply in price than stocks of larger companies. In addition, smaller companies may not be widely followed by the investment community, which can lower the demand for their stocks.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Midcap Growth Fund if you:

      -  want a fund that emphasizes midcap companies

      -  are a long-term investor

      Midcap Growth Fund is not appropriate for investors who:

      - want to avoid the risk and volatility associated with small stock investing

      -  are saving for a short-term investment

      -  need regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for each complete calendar year since the Fund commenced operations. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

--------------------------------------------------------------------------------
   45%
   40%                              42.73%
   30%
   25%            15.24%
   20%
   15%
   10%
    5%
    0%
   -5%
  -10%                                               -14.06%
  -15%
  -20%                                                                 -22.42%
  -25%
--------------------------------------------------------------------------------
                   1998              1999             2000             2001
--------------------------------------------------------------------------------

[ ] Midcap Growth Fund Class S

For period shown in bar chart:          Best quarter:  4th quarter 1999, +44.10%
                                       Worst quarter:  3rd quarter 2001, -28.02%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year and the life of the Fund periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's Midcap 400 Index (S&P Midcap 400 Index), an unmanaged index that tracks the performance of a selection of widely held common stocks. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                                             PERIODS ENDING
                                                            DECEMBER 31, 2001
                                                         -----------------------
                                          INCEPTION                  LIFE OF
                                            DATE          1 YR       THE FUND
      --------------------------------------------------------------------------
      Midcap Growth Fund Class S           6/30/97
          Return Before Taxes                            -22.42%      4.17%
          Return After Taxes on
             Distributions                               -22.42%      2.90%
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                              -13.66%      3.32%
      S&P Midcap 400 Index                   N/A          -0.62%     14.89%(3)

      (3)   Performance information is from June 30, 1997.

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fee(c)(d)                                              0.90%
      Distribution and service (12b-1) fees                             None
      Other Expenses(d)                                                 0.79%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES(d)                           1.69%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Fund pays a management fee of 0.75% and an administrative fee of 0.15%.

      (d) The Fund's advisor has voluntarily agreed to waive advisory fees and reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 1.25%. As a result, the actual management fee would be 0.46% and total annual fund operating expenses would be 1.25%. This arrangement may be modified or terminated by the advisor at any time.

EXPENSE EXAMPLE
      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The table does not take into account any expense reduction arrangements discussed in the footnotes to the Annual Fund Operating Expenses table. It uses the following hypothetical conditions:

      -  $10,000 initial investment

      -  5% total return each year

      -  Fund operating expenses remain the same

      -  Assumes reinvestment of all dividends and distributions

      -  Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. Expenses based on these assumptions are:

      --------------------------------------------------------------------------
                                              1 yr     3 yrs    5 yrs   10 yrs
      --------------------------------------------------------------------------
      Midcap Growth Fund Class S              $172     $533     $918    $1,998

THE FUNDS
FOCUS FUND

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES
      The Fund invests primarily in a limited number of large-cap companies that the Fund's investment advisor believes have above-average growth potential. As a "focus" fund, under normal conditions, the Fund will primarily hold between 15-25 common stocks. To select investments for the Fund, the advisor considers companies that are dominant in their particular industries or markets that can generate consistent earnings growth. The advisor selects investments across many sectors. Since the Fund is "non-diversified," the percentage of assets that it may invest in any one issuer is not limited. The Fund may invest up to 25% of its assets in foreign stocks.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Fund in accordance with the Morningstar guidelines for a "Large Blend" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."


PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Since it purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Fund may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events; possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      As a non-diversified mutual fund, the Fund is allowed to invest a greater percentage of its total assets in the securities of a single issuer. This may increase issuer risk and, therefore, the Fund may have greater risk of loss than a similar diversified mutual fund.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Focus Fund if you:

      - want a mutual fund that invests in a limited number of large-cap growth stocks

      - want the added performance potential of a focus fund and are comfortable with the increased price volatility that may accompany focused investing

      -  are a long-term investor

      Focus Fund is not appropriate for investors who:

      - want to avoid the greater price volatility associated with a fund that invests in a limited number of stocks

      -  are saving for a short-term investment

      -  need regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for each complete calendar year since the Fund commenced operations. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

--------------------------------------------------------------------------------
   50%
   40%                     37.99%
   30%
   20%
   10%
    0%
   -5%                                       -4.54%
  -10%
  -15%
  -20%
  -25%                                                                  -26.51%
  -30%
--------------------------------------------------------------------------------
                            1999              2000                       2001
--------------------------------------------------------------------------------

[ ] Focus Fund

For period shown in bar chart:          Best quarter:  4th quarter 1999, +21.00%
                                       Worst quarter:  3rd quarter 2001, -25.32%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year and the life of the Fund periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's 500 Index (S&P Index), an unmanaged index that tracks the performance of a selection of 500 widely held common stocks. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                                              PERIODS ENDING
                                                             DECEMBER 31, 2001
                                                           ---------------------
                                            INCEPTION                   LIFE OF
                                               DATE         1 YR        THE FUND
      --------------------------------------------------------------------------
      Focus Fund                             6/26/98
          Return Before Taxes                              -26.51%      0.00%
          Return After Taxes on
             Distributions                                 -26.51%     -1.96%
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                                -16.15%     -0.68%
      S&P Index                                N/A         -11.88%      1.65%(4)

      (4)   Performance information is from June 30, 1998.

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fee(c)                                                 0.90%
      Distribution and service (12b-1) fees                             None
      Other expenses                                                    0.58%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES                              1.48%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Fund pays a management fee of 0.75% and an administrative fee of 0.15%.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the following hypothetical conditions:

      -  $10,000 initial investment

      -  5% total return each year

      -  Fund operating expenses remain the same

      -  Assumes reinvestment of all dividends and distributions

      -  Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. Expenses based on these assumptions are:


      --------------------------------------------------------------------------
                                              1 yr     3 yrs    5 yrs   10 yrs
      --------------------------------------------------------------------------
      Focus Fund                              $151     $468     $808    $1,768

THE FUNDS
CAPITAL OPPORTUNITIES FUND

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES
      The Fund invests primarily in the common stocks of aggressive growth companies. An aggressive growth company has the ability to increase its earnings at an above-average rate. To select stocks for the Fund, the Fund's investment advisor concentrates on stocks of small- and mid-cap companies which it believes have opportunities for growth. The Fund may invest up to 25% of its assets in foreign stocks.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Fund in accordance with the Morningstar guidelines for a "Mid-Cap Growth" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

      As part of its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional tax liability.

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Since it purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      Smaller companies are more likely than larger companies to have limited product lines, operating histories, markets or financial resources. They may depend heavily on a small management team. Stocks of smaller companies may trade less frequently, may trade in smaller volumes and may fluctuate more sharply in price than stocks of larger companies. In addition, smaller companies may not be widely followed by the investment community, which can lower the demand for their stocks.

      The securities issued by mid-cap companies may have more risk than those of larger companies. These securities may be more susceptible to market downturns, and their prices could be more volatile.

      Foreign securities are subject to special risks. Foreign markets can be extremely volatile. Fluctuations in currency exchange rates may impact the value of foreign securities without a change in the intrinsic value of those securities. The liquidity of foreign securities may be more limited than domestic securities, which means that the Fund may, at times, be unable to sell foreign securities at desirable prices. Brokerage commissions, custodial fees and other fees are generally higher for foreign investments. Other risks include the following: possible delays in the settlement of transactions or in the notification of income; less publicly available information about companies; the impact of political, social or diplomatic events; possible seizure, expropriation or nationalization of the company or its assets; and possible imposition of currency exchange controls.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Capital Opportunities Fund if you:

      - like the significant growth potential of aggressive growth companies and can tolerate their greater price volatility

      -  believe that a company's earnings growth drives its stock price

      - are a long-term investor and prefer a fund with a long-term investment horizon

      Capital Opportunities Fund is not appropriate for investors who:

      - want to avoid the increased price volatility and risks associated with aggressive growth investing

      -  are saving for a short-term investment

      -  need regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for the past 10 calendar years through December 31, 2001. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

------------------------------------------------------------------------------------------------------------
   55%
   50%                                   50.77%
   45%
   40%                                                                           40.33%
   35%
   30%
   25%               27.52%
   20%                                            20.39%
   15%
   10%
    5%                                                        6.15%
    0%      2.43%               0.00%
   -5%                                                                 -1.61%
  -10%
  -15%
  -20%                                                                                    -11.29%
  -25%                                                                                              -21.02%
------------------------------------------------------------------------------------------------------------
            1992      1993      1994      1995      1996      1997      1998      1999      2000      2001
------------------------------------------------------------------------------------------------------------

[ ] Capital Opportunities Fund
For period shown in bar chart:          Best quarter:  4th quarter 1999, +43.85%
                                       Worst quarter:  3rd quarter 1998, -25.14%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. The Fund's returns are compared to the Standard & Poor's MidCap 400 Index (S&P Index), an unmanaged broad-based measure of market performance. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                                 PERIODS ENDED DECEMBER 31, 2001
                                                 -------------------------------
                                                   1 YR        5 YR       10 YR
      --------------------------------------------------------------------------
      Capital Opportunities Fund
          Return Before Taxes                    -21.02%       0.53%       9.31%
          Return After Taxes on
             Distributions                       -21.02%      -0.84%       8.41%
          Return After Taxes on
             Distributions and Sale
             of Fund Shares                      -12.80%       0.42%       7.87%
      S&P Index                                   -0.62%      16.11%      15.01%

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.

      ANNUAL FUND OPERATING EXPENSES(b)
      --------------------------------------------------------------------------
      (expenses that are deducted from Fund assets)
      --------------------------------------------------------------------------
      Management fee (c)                                               0.90%
      Distribution and service (12b-1) fees                            None
      Other expenses                                                   0.31%
      --------------------------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES                             1.21%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Fund pays a management fee of 0.75% and an administrative fee of 0.15%.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the following hypothetical conditions:

      -     $10,000 initial investment

      -     5% total return each year

      -     Fund operating expenses remain the same

      -     Assumes reinvestment of all dividends and distributions

      -     Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. Expenses based on these assumptions are:

      --------------------------------------------------------------------------
                                       1 yr        3 yrs       5 yrs      10 yrs
      --------------------------------------------------------------------------
      Capital Opportunities Fund      $123        $384        $665        $1,466

THE FUNDS
SMALL COMPANY GROWTH FUND

INVESTMENT GOAL
      The Fund seeks long-term growth.

PRINCIPAL INVESTMENT STRATEGIES

      Under normal market conditions, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks of small-cap companies. The Fund invests in companies that compete within large and growing markets and that have the ability to grow their market share. To find companies with these growth characteristics, the Fund's investment advisor seeks out companies that are - or, in the advisor's judgment, have the potential to have - an above-average rate of growth in sales and earnings within their respective industry. The advisor also looks for companies with strong management teams that participate in the ownership of the companies. In addition, the Fund may invest in new issuers during periods when new issues are being brought to market.

      The advisor may sell a portfolio holding if the security reaches the advisor's price target or if the company has a deterioration of fundamentals such as failing to meet key operating benchmarks. The advisor may also sell a portfolio holding to fund redemptions.

      The Fund compares its performance to other similarly managed mutual funds as determined by Morningstar. For performance comparison purposes, Morningstar places an equity fund in one of nine "categories" based upon guidelines established by Morningstar that examines both a fund's investment methodology and the size of the companies in which the fund invests. The advisor generally manages the Fund in accordance with the Morningstar guidelines for a "Small Growth" fund. See Appendix A for a description of the Morningstar categories.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."

      As part of its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional tax liability.

PRINCIPAL INVESTMENT RISKS
      The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goal. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with a similar investment goal. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goal or perform favorably compared with comparable funds.

      Since it purchases equity securities, the Fund is subject to equity risk. This is the risk that stock prices will fall over short or extended periods of time. Although the stock market has historically outperformed other asset classes over the long term, the equity market tends to move in cycles. Individual stock prices may fluctuate drastically from day-to-day and may underperform other asset classes over an extended period of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These price movements may result from factors affecting individual companies, industries or the securities market as a whole.

      Growth stocks are stocks of companies believed to have above-average potential for growth in revenue and earnings. Prices may be more sensitive to changes in current or expected earnings than the prices of other stocks. Growth stocks may not perform as well as value stocks or the stock market in general.

      Smaller companies are more likely than larger companies to have limited product lines, operating histories, markets or financial resources. They may depend heavily on a small management team. Stocks of smaller companies may trade less frequently, may trade in smaller volumes and may fluctuate more sharply in price than stocks of larger companies. In addition, smaller companies may not be widely followed by the investment community, which can lower the demand for their stocks.

      The securities issued by mid-cap companies may have more risk than those of larger companies. These securities may be more susceptible to market downturns, and their prices could be more volatile.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Small Company Growth Fund if you:

      - are a long-term investor who seeks the potentially greater growth opportunities of small-cap stocks and can tolerate their greater risks

      - can tolerate fluctuations in the Fund's NAV due to greater volatility of small-cap companies

      Small Company Growth Fund is not appropriate for investors who:

      - already have significant holdings in small-cap stocks or mutual funds

      -     want to avoid volatility or possible losses

      -     are saving for a short-term investment

      -     need regular current income

FUND PERFORMANCE
      The following charts show the Fund's performance for each complete calendar year since the Fund commenced operations. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS(5)

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

----------------------------------------------------------------------------------
  55%
  50%                                        50.91%
  45%
  40%
  35%
  30%
  25%
  20%            19.93%
  15%                           7.85%
  10%
   5%
   0%
  -5%                                                      -0.73%
 -10%                                                                   -10.16%
 -15%
----------------------------------------------------------------------------------
                  1997          1998          1999          2000          2001
----------------------------------------------------------------------------------

[ ] Small Company Growth Fund

For period shown in bar chart:        Best quarter:    4th quarter 1999, +36.33%
                                      Worst quarter:   3rd quarter 2001, -24.89%
      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and the life of the Fund periods. They include the effects of Fund expenses. The Fund's returns are compared to the Russell 2000 Growth Index (Russell 2000 Index), an unmanaged index that tracks the performance of those Russell 2000 companies higher priced-to-book ratios and higher forecasted growth values. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.

      After-tax returns are calculated using the historical highest individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and may not be relevant to investors who hold Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

      --------------------------------------------------------------------------
                                         PERIODS ENDING DECEMBER 31, 2001
                               -------------------------------------------------
                               INCEPTION                               LIFE OF
                                 DATE         1 YR        5 YRS        THE FUND
--------------------------------------------------------------------------------
Small Company Growth Fund       3/25/96
    Return Before Taxes                      -10.16%     11.73%(5)     12.87%(5)
    Return After Taxes on
       Distributions                         -10.16%      8.74%(5)     10.24%(5)
    Return After Taxes on
       Distributions and
       Sale of Fund Shares                    -6.19%      8.62%(5)      9.79%(5)
Russell 2000 Growth Index           N/A       -9.23%      2.87%         3.40%(6)

      (5) On February 2, 1999, the Colonial Aggressive Growth Fund (Predecessor Fund) was reorganized into the Small Company Growth Fund. The Predecessor Fund had multiple classes of shares consisting of Class A, Class B, and Class C shares. The performance information contained in the chart and total returns prior to February 2, 1999 are based on the historical returns of the Predecessor Fund's Class A shares, which unlike the Fund's Class S shares, had a 0.25% 12b-1 fee. This chart does not reflect the sales load of the Predecessor Fund's Class A shares. Performance information after February 2, 1999 is based on the historical returns for the Fund.

      (6)   Performance information is from March 31, 1996.

YOUR EXPENSES
      Expenses are one of several factors to consider before you invest in a mutual fund. This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.

ANNUAL FUND OPERATING EXPENSES (b)
--------------------------------------------------------------------------
(expenses that are deducted from Fund assets)
--------------------------------------------------------------------------
Management fee(c)(d)                                             1.00%
Distribution and service (12b-1) fees                            None
Other expenses(d)                                                0.81%
--------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES(d)                          1.81%

      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Fund expenses include management fees and administrative costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Fund pays a management fee of 0.85% and an administrative fee of 0.15%.

      (d) The Fund's advisor has voluntarily agreed to waive advisory fees and reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 1.50%. As a result, the actual management fee would be 0.69% and total annual fund operating expenses would be 1.50%. This arrangement may be modified or terminated by the advisor at any time.

EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The table does not take into account any expense reduction arrangements discussed in the footnotes to the Annual Fund Operating Expenses table. It uses the following hypothetical conditions:

      -     $10,000 initial investment

      -     5% total return each year

      -     Fund operating expenses remain the same

      -     Assumes reinvestment of all dividends and distributions

      -     Redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and operating expenses change. Expenses based on these assumptions are:

--------------------------------------------------------------------------------
                                       1 yr        3 yrs       5 yrs      10 yrs
--------------------------------------------------------------------------------
Small Company Growth Fund             $  184      $  569      $  980      $2,127

FINANCIAL HIGHLIGHTS

      The financial highlights table is intended to help you understand the Funds' financial performance. Information is shown for the Funds' last five fiscal years or for the period of a Fund's operations (if shorter), which run from October 1 to September 30, unless otherwise indicated. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Funds (assuming reinvestment of all dividends and distributions). This information is included in the Funds' financial statements, which, for the three years ended September 30, 2001, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the Funds' financial statements, is included in the Funds' annual reports. The information for periods through September 30, 1998, is included in the Funds' (other than Small Company Growth Fund) financial statements which have been audited by other independent auditors, whose report expressed an unqualified opinion on those financial statements and highlights. You can request a free annual report by calling 800-338-2550.

      The fiscal year of Small Company Growth Fund ran from July 1 to June 30 through June 30, 1999 when it was changed to September 30. Information for that Fund through June 30, 1998, has been derived from the financial statements of Colonial Aggressive Growth Fund (Predecessor Fund). Information for the fiscal year ended June 30, 1999 is a combination of Class A of the Predecessor Fund (through February 2, 1999) and Small Company Growth Fund for the remainder of the period. Certain information reflects the financial results for a single share of Class A of the Predecessor Fund outstanding throughout the period from March 31, 1996 through June 30, 1998. PricewaterhouseCoopers LLP has audited this information for all periods presented for that Fund.

BALANCED FUND

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                          YEAR ENDED SEPTEMBER 30,
                                                      2001           2000           1999           1998           1997
NET ASSET VALUE, BEGINNING OF PERIOD ($)             32.73          32.35          30.70          33.41          30.07

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment income(a)                              0.59           0.66           0.78           0.95           0.95
Net realized and unrealized gain
   (loss) on investments                             (6.05)          2.91           3.85          (0.90)          5.61
Total from Investment Operations                     (5.46)          3.57           4.63           0.05           6.56

DISTRIBUTIONS DECLARED TO SHAREHOLDERS ($):
From net investment income                           (0.54)         (0.69)         (0.90)         (0.76)         (0.96)
From net realized capital gains                      (1.52)         (2.50)         (2.08)         (2.00)         (2.26)
Total Distributions Declared to Shareholders         (2.06)         (3.19)         (2.98)         (2.76)         (3.22)

NET ASSET VALUE, END OF PERIOD ($)                   25.21          32.73          32.35          30.70          33.41

Total return (%)(b)                                 (17.57)         11.55          15.74           0.14          23.60

RATIOS TO AVERAGE NET ASSETS (%):
Expenses(c)                                           1.30           1.17           1.14(d)        1.03           1.05
Net investment income(c)                              2.07           2.03           2.35(d)        2.90           3.02
Portfolio turnover rate (%)                            N/A            N/A            N/A            N/A             15(e)
Net assets, end of period(000's) ($)               169,129        235,606        250,690        247,852        284,846

(a) Per share data was calculated using average shares outstanding during the period.

(b)   Total return at net asset value assuming all distributions reinvested.

(c) The benefits derived from custody credits and directed brokerage arrangements, if applicable, had no impact.

(d) During the year ended September 30, 1999, the Fund experienced a one-time reduction in its expenses of seven basis points as a result of expenses accrued in a prior period. The Fund's ratios disclosed above reflect the actual rate at which expenses were incurred throughout the fiscal year without the reduction.

(e)   Prior to the commencement of operations of the Portfolio.

GROWTH STOCK FUND

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                            YEAR ENDED SEPTEMBER 30,
                                                        2001           2000           1999           1998           1997
NET ASSET VALUE, BEGINNING OF PERIOD ($)               59.67          47.20          34.71          35.29          28.79

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment income(loss)(a)                         (0.02)         (0.25)         (0.08)         (0.04)          0.01
Net realized and unrealized gain
   (loss) on investments                              (23.33)         16.16          12.57           1.61           8.79
Total from Investment Operations                      (23.35)         15.91          12.49           1.57           8.80

DISTRIBUTIONS DECLARED TO SHAREHOLDERS ($):
From net investment income                                --             --             --             --          (0.07)
From net realized gains                                (7.98)         (3.44)            --          (2.15)         (2.23)
Total Distributions Declared to Shareholders           (7.98)         (3.44)            --          (2.15)         (2.30)

NET ASSET VALUE, END OF PERIOD ($)                     28.34          59.67          47.20          34.71          35.29

Total return (%)(b)                                   (43.48)         35.04          35.98           4.69          33.10

RATIOS TO AVERAGE NET ASSETS (%):
Expenses(c)                                             0.95           0.95           0.97(d)        1.03           1.07
Net investment income(loss)(c)                         (0.05)         (0.44)         (0.18)(d)      (0.10)          0.04
Portfolio turnover rate (%)                              N/A            N/A            N/A            N/A              5(e)(f)
Net assets, end of period(000's) ($)                 551,474      1,083,271        831,338        615,345        607,699

(a) Per share data was calculated using average shares outstanding during the period.

(b)   Total return at net asset value assuming all distributions reinvested.

(c) The benefits derived from custody credits and directed brokerage arrangements, if applicable, had no impact.

(d) During the year ended September 30, 1999, the Fund experienced a one-time reduction in its expenses of three basis points as a result of expenses accrued in a prior period. The Fund's ratios disclosed above reflect the actual rate at which expenses were incurred throughout the fiscal year ended September 30, 1999 without the reduction.

(e)   Prior to the commencement of operations of the Portfolio.

(f)   Not annualized.

GROWTH INVESTOR FUND, CLASS S

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                          PERIOD ENDED
                                             YEAR ENDED SEPTEMBER 30,     SEPTEMBER, 30
                                                 2001          2000          1999(a)
NET ASSET VALUE, BEGINNING OF PERIOD ($)        12.23          9.45         10.00

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment loss(b)                          (0.02)        (0.05)        (0.02)
Net realized and unrealized gain
   (loss) on investments                        (4.84)         2.83         (0.53)
Total from Investment Operations                (4.86)         2.78         (0.55)

NET ASSET VALUE, END OF PERIOD ($)               7.37         12.23          9.45

Total return (%)(c)                            (39.74)        29.42(c)      (5.50)(d)

RATIOS TO AVERAGE NET ASSETS (%):
Net expenses                                     1.09          1.08          1.10(e)
Net investment loss                             (0.24)        (0.51)        (0.34)(e)
Waiver/reimbursement                             0.49          0.74          1.24(e)
Net assets, end of period(000's) ($)           11,836        19,990        11,329

(a)   From commencement of operations on March 31, 1999.

(b) Per share data was calculated using average shares outstanding during the period.

(c) Had the advisor not waived or reimbursed a portion of expenses, total return would have been reduced.

(d)   Not annualized.

(e)   Annualized.

MIDCAP GROWTH FUND, CLASS S

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                                          PERIOD ENDED
                                                                YEAR ENDED SEPTEMBER 30,                  SEPTEMBER 30,
                                                     2001          2000          1999          1998          1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD ($)            16.84         12.51         10.41         10.77         10.00

INCOME FROM INVESTMENT OPERATIONS ($):

Net investment income (loss)(b)                     (0.11)        (0.16)        (0.10)        (0.07)         0.00(c)
Net realized and unrealized gain
   (loss) on investments                            (7.83)         7.11          2.20         (0.29)         0.77
Total from Investment Operations                    (7.94)         6.95          2.10         (0.36)         0.77

DISTRIBUTIONS DECLARED TO SHAREHOLDERS ($):

From net realized gains                             (0.68)        (2.62)           --            --            --
In excess of net realized gains                     (0.00)(c)        --            --            --            --
Total Distributions Declared to Shareholders        (0.68)        (2.62)           --            --            --

NET ASSET VALUE, END OF PERIOD ($)                   8.22         16.84         12.51         10.41         10.77

Total return (%)(d)(e)                             (48.60)        55.83         20.17         (3.34)         7.70(f)

RATIOS TO AVERAGE NET ASSETS (%):
Expenses(g)                                          1.25          1.25          1.25(h)       1.25          1.25(i)
Net investment income(loss)(g)                      (0.93)        (0.93)        (0.97)(h)     (0.64)         0.02(i)
Waiver/reimbursement                                 0.44          0.12          0.29          0.19          0.49(i)
Portfolio turnover rate (%)                           232           242           133            75             3(f)
Net assets, end of period (000's) ($)              30,245        65,776        44,359        49,974        49,830

(a)   From commencement of operations on June 30, 1997.

(b) Per share data was calculated using average shares outstanding during the period.

(c)   Less than $(0.01).

(d) Had the advisor not waived or reimbursed a portion of expenses, total return would have been reduced.

(e)   Total return at net asset value assuming all distributions reinvested.

(f)   Not annualized.

(g) The benefits derived from custody credits and directed brokerage arrangements had no impact.

(h) During the year ended September 30, 1999, the Fund experienced a one-time reduction in its expenses of 0.11% as a result of expenses accrued in a prior period. The Fund's gross expense ratio of 1.54% reflects the actual rate at which expenses were incurred throughout the fiscal year without the reduction.

(i)   Annualized.

FOCUS FUND

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                            PERIOD ENDED
                                                         YEAR ENDED SEPTEMBER 30,           SEPTEMBER 30,
                                                     2001          2000          1999          1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD ($)            15.45         11.78          8.73         10.00

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment loss(b)                              (0.07)        (0.08)        (0.05)        (0.00)(c)
Net realized and unrealized gain                    (6.08)         4.39          3.10         (1.27)
   (loss) on investments
Total from Investment Operations                    (6.15)         4.31          3.05         (1.27)

DISTRIBUTIONS DECLARED TO SHAREHOLDERS ($):
From net realized gain                              (1.54)        (0.64)           --            --
In excess of net realized gain                      (0.21)           --            --            --
Total Distributions Declared to Shareholders        (1.75)        (0.64)           --            --

NET ASSET VALUE, END OF PERIOD ($)                   7.55         15.45         11.78          8.73

Total return (%)(d)                                (43.64)        37.67         35.05        (12.70)(e)(f)

RATIOS TO AVERAGE NET ASSETS (%):
Expenses(g)                                          1.48          1.35          1.49          1.50(h)
Net investment loss(g)                              (0.60)        (0.60)        (0.47)        (0.12)(h)
Waiver/reimbursement                                   --            --            --          0.11(h)
Portfolio turnover rate (%)                            56            77            68            21(e)
Net assets, end of period(000's) ($)               39,940        79,651        59,647        44,716

(a)   From commencement of operations on June 26, 1998.

(b) Per share data was calculated using average shares outstanding during the period.

(c)   Less than $(0.01).

(d)   Total return at net asset value assuming all distributions reinvested.

(e)   Not annualized

(f)   Computed giving effect to advisor's expense limitation undertaking.

(g) The benefits derived from custody credits and directed brokerage arrangements had no impact.

(h)   Annualized.

CAPITAL OPPORTUNITIES FUND

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                             YEAR ENDED SEPTEMBER 30,
                                                         2001           2000           1999           1998           1997
NET ASSET VALUE, BEGINNING OF PERIOD ($)                42.24          28.64          25.25          29.10          31.04

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment loss(a)                                  (0.22)         (0.34)         (0.17)         (0.25)         (0.17)
Net realized and unrealized gain
   (loss) on investments and foreign currency          (18.57)         17.93           3.56          (3.60)         (1.77)
Total from Investment Operations                       (18.79)         17.59           3.39          (3.85)         (1.94)

DISTRIBUTIONS DECLARED TO SHAREHOLDERS ($):
From net realized gains                                 (5.54)         (3.99)            --             --             --
In excess of net realized gains                           (b)             --             --             --             --
Total Distributions Declared to Shareholders            (5.54)         (3.99)            --             --             --

NET ASSET VALUE, END OF PERIOD ($)                       17.91          42.24          28.64          25.25          29.10

Total return(%)(c)                                     (49.37)         66.20          13.43         (13.23)         (6.25)

RATIOS TO AVERAGE NET ASSETS (%):
Expenses(d)                                              1.21           1.19           1.19(e)        1.20           1.17
Net investment loss(d)                                  (0.84)         (0.90)         (0.72)(e)      (0.72)         (0.69)
Portfolio turnover rate (%)                               164            119             88             47             35
Net assets, end of period (000's)($)                  256,445        564,083        411,347        681,133      1,110,642

(a) Per share data was calculated using average shares outstanding during the period.

(b)   Rounds to less than $0.01 per share.

(c)   Total return at net asset value assuming all distributions reinvested.

(d) The benefits derived from custody credits and directed brokerage arrangements, if applicable, had no impact.

(e) During the year ended September 30, 1999, the Fund experienced a one-time reduction in its expenses of twelve basis points as a result of expenses accrued in a prior period. The Fund's ratios disclosed above reflects the actual rate at which expenses were incurred throughout the current fiscal year without the reduction.

SMALL COMPANY GROWTH FUND

PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                    PERIOD ENDED       YEAR ENDED
                                                    YEAR ENDED SEPTEMBER 30,        SEPTEMBER 30,        JUNE 30,
                                                     2001             2000             1999(a)            1999(b)
NET ASSET VALUE, BEGINNING OF PERIOD ($)            22.17            13.50            12.79              14.39

INCOME FROM INVESTMENT OPERATIONS ($):
Net investment loss(c)                              (0.13)           (0.18)           (0.03)             (0.09)
Net realized and unrealized gain
   (loss) on investments                            (8.65)            9.86             0.74               0.19
Total from Investment Operations                    (8.78)            9.68             0.71               0.10

LESS DISTRIBUTIONS TO SHAREHOLDERS ($):
From net realized gains                             (3.24)           (1.01)              --              (1.70)
In excess of net realized gains                     (0.04)              --               --                 --
Total Distributions Declared to Shareholders        (3.28)           (1.01)              --              (1.70)

NET ASSET VALUE, END OF PERIOD ($)                  10.11            22.17            13.50              12.79

Total return (%)(d)(e)                             (43.40)           75.42             5.55(f)            1.71

RATIOS TO AVERAGE NET ASSETS (%):
Expenses                                             1.49(g)          1.50(h)          1.50(g)(i)         1.52(g)
Net investment loss                                 (0.97)(g)        (0.92)(h)        (0.93)(g)(i)       (0.78)(g)
Waiver/reimbursement                                 0.32             0.44             2.23(i)            2.53
Portfolio turnover rate (%)                           168              160               27(f)             105
Net assets, end of period (000's)($)               20,357           36,509            9,913              9,293

(a) The Fund changed its fiscal year end from June 30 to September 30. Information presented is for the period July 1, 1999 through September 30, 1999.

(b) The Fund was reorganized into a single class fund as of February 3, 1999. On that date, Class A shares of the Colonial Aggressive Growth Fund (CAGF) were exchanged into a single series of the Fund (Class S). Class B and Class C shares were terminated. For the period July 1, 1998 through February 2, 1999, the distributor was CAGF's principal underwriter. The distributor retained no net underwriting discounts on CAGF's Class A shares and no contingent deferred sales charges on Class A, Class B or Class C share redemptions. From July 1, 1998 through February 2, 1999, CAGF operated under a 12b-1 plan, which required the payment of a service fee to the distributor equal to 0.25% annually of CAGF's net assets as of the 20th of each month. The plan also required the payment of a distribution fee equal to 0.75% annually of the average net assets attributable to Class B and Class C shares only. Any CDSC and fees received from the 12b-1 plan were used principally as repayment to the distributor for amounts paid by the distributor to dealers who sold such shares.

(c) Per share data was calculated using average shares outstanding during the period.

(d) Total return at net asset value assuming all distributions reinvested and no initial sales charge or contingent deferred sales charge, if applicable.

(e) Had the advisor not waived or reimbursed a portion of expenses, total return would have been reduced.

(f)   Not annualized.

(g)   The benefits derived from custody credits had no impact.

(h) The benefits derived from custody credits had an impact of 0.01% for the year ended September 30, 2000.

(i)   Annualized.

YOUR ACCOUNT

PURCHASING SHARES
      You will not pay a sales charge when you purchase Fund shares. Your purchases are made at the net asset value next determined after the Fund receives your check, wire transfer or electronic transfer. If a Fund receives your check, wire transfer or electronic transfer after the close of regular trading on the New York Stock Exchange (NYSE) -- normally 4 p.m. Eastern time -- your purchase is effective on the next business day.

      GROWTH STOCK FUND, GROWTH INVESTOR FUND AND MIDCAP GROWTH FUND ACCOUNTS

      Growth Stock Fund is closed to purchases (including exchanges) by new investors except for purchases by eligible investors as described below. If you are already a shareholder of Growth Stock Fund, you may continue to add to your account or open another account with the Fund in your name. In addition, you may open a new Growth Stock Fund account if:

      - you are a shareholder of any other Stein Roe Fund, having purchased shares directly from Stein Roe, as of October 15, 1997, and you are opening a new Growth Stock Fund account by exchange or by dividend reinvestment;

      -     you are a client of Stein Roe;

      - you are a trustee of the Trust; an employee of Stein Roe, or certain of its affiliated companies; or a member of the immediate family of any trustee or employee;

      - you purchase shares (i) under an asset allocation program sponsored by a financial advisor, broker-dealer, bank, trust company or other intermediary or (ii) from certain financial advisors who charge a fee for services and who, as of October 15, 1997, had one or more clients who were Growth Stock Fund shareholders; or

      - you purchase shares for an employee benefit plan, the records for which are maintained by a trust company or third-party administrator under an investment program with Growth Stock Fund.

      Class S shares of Growth Investor Fund are no longer available for purchase by new investors except for purchases by eligible investors as described below. Shares of that Fund outstanding on November 22, 1999 were redesignated Class S shares. Like the existing shares from which they were converted, Class S shares are no-load shares carrying no sales charge or 12b-1 fee. If you own Class S shares of Growth Investor Fund, you may continue to purchase additional Class S shares of that Fund for your account or you may open another Class S share account with that Fund. In addition, you may open a new Class S share account if:

      - as of October 31, 1999, you are a shareholder of any other Stein Roe Fund, having purchased shares directly from Stein Roe, and you are opening a new account by exchange or by dividend reinvestment;

      -     you are a client of Stein Roe;

      - you purchase shares (i) under an asset allocation program sponsored by a financial advisor, broker-dealer, bank, trust company or other intermediary or (ii) from certain financial advisors who charge a fee for services and who, as of October 31, 1999, held shares of Growth & Income Fund or Growth Investor Fund for its clients; or

      - you purchase shares for an employee benefit plan whose records are maintained by a trust company or plan administrator under an investment program that included Growth & Income Fund or Growth Investor Fund on October 31, 1999.

      Class S shares of Midcap Growth Fund are no longer available for purchase by new investors except for purchases by eligible investors as described below. Shares of the Fund outstanding on July 24, 2000 were redesignated Class S shares. Like the existing shares from which they were converted, Class S shares are no-load shares carrying no sales charge or 12b-1 fee. If you own Class S shares of the Fund, you may continue to purchase additional Class S shares of that Fund for your account or you may open another Class S share account with that Fund. In addition, you may open a new Class S share account if:

      - as of July 24, 2000 you are a shareholder of any other Stein Roe Fund, having purchased shares directly from Stein Roe, and you are opening a new account by exchange or by dividend reinvestment;

      -     you are a client of Stein Roe;

      - you purchase shares (i) under an asset allocation program sponsored by a financial advisor, broker-dealer, bank, trust company or other intermediary or (ii) from certain financial advisors who charge a fee for services and who, as of July 24, 2000, held shares of the Fund for its clients; or

      - you purchase shares for an employee benefit plan whose records are maintained by a trust company or plan administrator under an investment program that included the Fund on July 24, 2000.

      If you have questions about your eligibility to purchase shares of Growth Stock Fund or Class S shares of Growth Investor Fund or Midcap Growth Fund, please call 800-338-2550.

      PURCHASES THROUGH THIRD PARTIES

      If you purchase Fund shares through certain broker-dealers, banks or other intermediaries (intermediaries), they may charge a fee for their services. They may also place limits on your ability to use services the Funds offer. There are no charges or limitations if you purchase shares directly from a Fund, except those fees described in this prospectus.

      If an intermediary is an agent or designee of the Funds, orders are processed at the net asset value next calculated after the intermediary receives the order. The intermediary must segregate any orders it receives after the close of regular trading on the NYSE and transmit those orders separately for execution at the net asset value next determined.

      CONDITIONS OF PURCHASE

      An order to purchase Fund shares is not binding unless and until an authorized officer, agent or designee of the Fund accepts it. Once we accept your purchase order, you may not cancel or revoke it; however, you may redeem your shares. A Fund may reject any purchase order if it determines that the order is not in the best interests of the Fund and its investors. A Fund may waive or lower its investment minimums for any reason. If you participate in the Stein Roe Counselor(SM) program or are a client of Stein Roe Investment Counsel, the minimum initial investment is determined by those programs.

                                ACCOUNT MINIMUMS
--------------------------------------------------------------------------------
                                   MINIMUM TO       MINIMUM           MINIMUM
TYPE OF ACCOUNT                 OPEN AN ACCOUNT     ADDITION          BALANCE
--------------------------------------------------------------------------------
Regular                             $2,500            $100             $1,000

Custodial (UGMA/UTMA)               $1,000            $100             $1,000

Automatic Investment Plan           $1,000            $ 50                 --

Roth and Traditional IRA            $  500            $ 50             $  500

Educational IRA                     $  500            $ 50*            $  500

*Maximum $2,000 contribution per calendar year per child.

OPENING AN ACCOUNT

                               OPENING OR ADDING TO AN ACCOUNT
--------------------------------------------------------------------------------------------
                  BY MAIL:                             BY WIRE:
--------------------------------------------------------------------------------------------
OPENING AN        Complete the application.            Mail your application to the address
ACCOUNT           Make check payable to Stein Roe      listed on the left, then call
                  Mutual Funds.                        800-338-2550 to obtain an account
                                                       number.  Include your Social
                  Mail application and check to:       Security Number.  To wire funds, use
                      Stein Roe Mutual Funds           the instructions below.
                      P.O. Box 8900
                      Boston, MA 02205-8900            Fund Numbers:
                  Overnight address:
                      Stein Roe Mutual Funds           320 -- Midcap Growth Fund (Class S)
                      One Financial Center, 10th       321 -- Focus Fund
                      Floor                                   (Class S)
                      Boston, MA  02111-2621           325 -- Small Company Growth Fund
                                                              (Class S)
                                                       326 -- Growth Investor Fund (Class S)
                                                       331 -- Balanced Fund
                                                       332 -- Growth Stock Fund
                                                       333 -- Capital Opportunities Fund
                                                              (Class S)


ADDING TO AN      Make check payable to Stein Roe      Wire funds to:
ACCOUNT           Mutual Funds.  Be sure to write         Fleet Boston
                  your account number on the check.       ABA:  011000390
                                                          Attn: Liberty Funds Services, Inc.
                  Fill out investment slip (stub            Account No. 98227776
                  from your statement or                  Fund No. __;
                  confirmation) or include a note         Your name (exactly as in the
                  indicating the amount of your             registration).
                  purchase, your account number, and      Your Fund account number.
                  the name in which your account is
                  registered.

                  Mail check with investment slip or
                  note to the address above.

                               OPENING OR ADDING TO AN ACCOUNT
--------------------------------------------------------------------------------------------
                  BY ELECTRONIC FUNDS             BY EXCHANGE:                 THROUGH AN
                  TRANSFER:                                                    INTERMEDIARY:
--------------------------------------------------------------------------------------------
OPENING AN        You cannot open a new account   By mail, phone, or web.      Contact your
ACCOUNT           via electronic transfer.                                     financial
                                                                               professional.

ADDING TO AN      Call 800-338-2550 to make       By mail, phone, or web.      Contact your
ACCOUNT           your purchase.  To set up                                    financial
                  prescheduled purchases, be                                   professional.
                  sure to elect the Automatic
                  Investment Plan (Stein Roe
                  Asset(SM) Builder) option on
                  your application.

      All checks must be made payable in U. S. dollars and drawn on U. S. banks. Money orders and third-party checks will not be accepted.

DETERMINING SHARE PRICE
      A Fund's share price is its net asset value next determined. Net asset value is the difference between the values of a Fund's assets and liabilities divided by the number of shares outstanding. We determine net asset value at the close of regular trading on the NYSE -- normally 4 p.m. Eastern time, except that certain classes of assets, such as index futures, for which the market close occurs shortly after the close of regular trading on the Exchange will be priced at the closing time of the market on which they trade. If you place an order after that time, you receive the share price determined on the next business day.

      To calculate the net asset value on a given day, we value each stock listed or traded on a stock exchange at its latest sale price on that day. If there are no sales that day, we value the security at the most recently quoted bid price. We value each over-the-counter security or NASDAQ stock market security as of the last sale price for that day. We value all other over-the-counter securities that have reliable quotes at the latest quoted bid price.

      We value long-term debt obligations and securities convertible into common stock at fair value. Pricing services provide the Funds with the value of the securities. When the price of a security is not available, including days when we determine that the sale or bid price of the security does not reflect that security's market value, we value the security at a fair value determined in good faith under procedures established by the Board of Trustees.

      We value a security at fair value when events have occurred after the last available market price and before the close of the NYSE that materially affect the security's price. In the case of foreign securities, this could include events occurring after the close of the foreign market and before the close of the NYSE. Foreign securities may trade on days when the NYSE is closed. We will not price shares on days that the NYSE is closed for trading. You will not be able to purchase or redeem shares until the next NYSE-trading day.

SELLING SHARES
      You may sell your shares any day the Funds are open for business. Please follow the instructions below.


--------------------------------------------------------------------------------
BY MAIL: Send a letter of instruction, in English, including your account number and the dollar value or number of shares you wish to sell. Sign the request exactly as the account is registered. A signature guarantee may be required; please call 800-338-2550 to confirm. All supporting legal documents as required from executors, trustees, administrators, or others acting on accounts not registered in their names, must accompany the request. We will mail the check to your registered address.

BY PHONE:         You may sell your shares by telephone and request that a check be sent to your address of record by calling 800-338-2550, unless you have notified the Fund of an address change within the previous 30 days. The dollar limit for telephone redemptions is $100,000 in a 30-day period. This feature is automatically added to your account.

BY WIRE: Fill out the appropriate areas of the account application for this feature. Proceeds of $1,000 or more may be wired to your predesignated bank account. Call 800-338-2550 to give instructions to Stein Roe. There is a $7 charge for wiring redemption proceeds to your bank.

BY ELECTRONIC     Fill out the appropriate areas of the account application for
TRANSFER:         this feature. To request an electronic transfer (not less than
                  $50; not more than $100,000), call 800-338-2550. We will
                  transfer your sale proceeds electronically to your bank. The bank must be a member of the Automated Clearing House (ACH).

BY EXCHANGE:      Call 800-338-2550 to exchange any portion of your Fund shares for shares in any other Stein Roe no-load fund.

BY AUTOMATIC      Send a letter of instruction, in English, including your
EXCHANGE:         account number and the amount to be exchanged to each Fund.
                  Redeem a fixed amount on a regular basis (not less than $50 per month; not more than $100,000) from a Fund for investment in another Stein Roe no-load fund.

BY WEB: You may sell your shares through the Internet and request the proceeds be sent to your address of record or to your pre-designated bank on record via ACH or exchange your shares to any other Stein Roe no-load fund.

      WHAT YOU NEED TO KNOW WHEN SELLING SHARES

      Once we receive and accept your order to sell shares, you may not cancel or revoke it. We cannot accept an order to sell that specifies a particular date or price or any other special conditions. If you have any questions about the requirements for selling your shares, please call 800-338-2550 before submitting your order.

      A Fund redeems shares at the net asset value next determined after an order has been accepted. We mail proceeds within seven days after the sale. The Funds normally pay wire redemption or electronic transfer proceeds on the next business day.

      We will not pay sale proceeds until your shares are paid for. If you attempt to sell shares purchased by check or electronic transfer within 15 days of the purchase date, we will delay sending the sale proceeds until we can verify that those shares are paid for. You may avoid this delay by purchasing shares by a federal funds wire.

      We use procedures reasonably designed to confirm that telephone instructions are genuine. These include recording the conversation, testing the identity of the caller by asking for account information, and sending prompt written confirmation of the transaction to the shareholder of record. If these procedures are followed, the Fund and its service providers will not be liable for any losses due to unauthorized or fraudulent instructions.

      If the amount you redeem is in excess of the lesser of (1) $250,000 or (2) 1% of a Fund's assets, the Fund may pay the redemption "in kind." This is payment in portfolio securities rather than cash. If this occurs, you may incur transaction costs when you sell the securities.

      INVOLUNTARY REDEMPTION

      Except with respect to IRA accounts, if your account value falls below $1,000 (other than as a result of depreciation in share value), the Fund may redeem your shares and send the proceeds to the registered address. You will receive notice 30 days before this happens.

      LOW BALANCE FEE

      Due to the expense of maintaining accounts with low balances, if your account balance falls below $2,000 ($800 for custodial accounts), you will be charged a low balance fee of $5 per quarter. The low balance fee does not apply to: (1) shareholders whose accounts in the Stein Roe Funds total $50,000 or more; (2) Stein Roe IRAs; (3) other Stein Roe prototype retirement plans; (4) accounts with automatic investment plans (unless regular investments have been discontinued); or (5) omnibus or nominee accounts. A Fund can waive the fee, at its discretion, in the event of significant market corrections.

EXCHANGING SHARES
      You may exchange Fund shares for shares of other Stein Roe no-load funds. Call 800-338-2550 to request a prospectus and application for the fund you wish to exchange into. Please be sure to read the prospectus carefully before you exchange your shares.

      The account you exchange into must be registered exactly the same as the account you exchange from. You must meet all investment minimum requirements for the fund you wish to exchange into before we can process your exchange transaction.

      An exchange is a redemption and purchase of shares for tax purposes, and you may realize a gain or a loss when you exchange Fund shares for shares of another fund.

      We may change, suspend or eliminate the exchange service after notification to you.

      Generally, we limit you to four telephone exchange "roundtrips" per year. A roundtrip is an exchange out of a Fund into another Stein Roe no-load fund and then back to that Fund.

FUND POLICY ON TRADING OF FUND SHARES
      The Funds do not permit short-term or excessive trading in their shares. Excessive purchases, redemptions or exchanges of Fund shares disrupt portfolio management and increase Fund expenses. In order to promote the best interests of the Funds, the Funds reserve the right to reject any purchase order or exchange request, particularly from market timers or investors who, in the advisor's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to a Fund. The fund into which you would like to exchange also may reject your request.

REPORTING TO SHAREHOLDERS
      To reduce the volume of mail you receive, only one copy of certain materials, such as shareholder reports, will be mailed to your household (same address). Please call 800-338-2550 if you want to receive additional copies free of charge. This policy may not apply if you purchase shares through an intermediary.

DIVIDENDS AND DISTRIBUTIONS

      Each Fund distributes, at least once a year, virtually all of its net investment income and net realized capital gains (including short-term capital gains). The Balanced Fund pays dividends from net investment income quarterly.

      A dividend from net investment income represents the income a Fund earns from dividends and interest received on its investments, after payment of the Fund's and Portfolio's expenses.

      A capital gain is the increase in value of a security that the Fund or Portfolio holds. The gain is "unrealized" until the security is sold. Each realized capital gain is either short term or long term depending on whether the Fund or Portfolio held the security for one year or less or more than one year, regardless of how long you have held your Fund shares.

      When a Fund makes a distribution of income or capital gains, the distribution is automatically invested in additional shares of that Fund unless you elect on the account application or at the time your account is established to have distributions paid by check.

--------------------------------------------------------------------------------
OPTIONS FOR RECEIVING DISTRIBUTION AND REDEMPTION PROCEEDS:
-     by check
-     by electronic transfer into your bank account
-     a purchase of shares of another Stein Roe fund
-     a purchase of shares in a Stein Roe fund account of another person
--------------------------------------------------------------------------------

      Distributions of $10 or less will automatically be reinvested in additional Fund shares. If you elect to receive distributions by check and a distribution check is returned to a Fund as undeliverable, or if you do not cash a distribution check within six months of the check date, we will change the distribution option on your account and reinvest the proceeds of the check in additional shares of that Fund. All subsequent distributions will be reinvested. You will not receive any interest on amounts represented by uncashed distribution or redemption checks.

      TAX CONSEQUENCES

      Unless you are an entity exempt from income taxes, you are subject to federal income tax on both dividends and capital gains distributions whether you elect to receive them in cash or reinvest them in additional Fund shares. If a Fund declares a distribution in October, November or December, but does not pay it until after December 31 but on or before the next January 31, you will be taxed as if the distribution were paid on December 31. Stein Roe will process your distributions and send you a statement for tax purposes each year showing the source of distributions for the preceding year.

TRANSACTION                                         TAX STATUS
---------------------------------------------------------------------------------------------
Income dividend                                     Ordinary income

Short-term capital gain distribution                Ordinary income

Long-term capital gain distribution                 Long-term capital gain

Sale of shares owned one year or less               Short-term gain taxed as ordinary income;
                                                    loss is subject to special rules

Sale of shares owned more than one year             Long-term capital gain or loss

      In addition to the dividends and capital gains distributions made by a Fund, you may realize a capital gain or loss when selling and exchanging Fund shares. Such transactions may be subject to federal income tax.

      This tax information provides only a general overview. It does not apply if you invest in a tax-deferred retirement account such as an IRA. Please consult your own tax advisor about the tax consequences of an investment in a Fund.

OTHER INVESTMENT STRATEGIES AND RISKS

      The Funds' principal investment strategies and their associated risks are described above. This section describes other investments the Funds and Portfolios may make and the risks associated with them. In seeking to achieve their investment goal(s), the Funds and Portfolios may invest in various types of securities and engage in various investment techniques which are not the principal focus of the Funds and therefore are not described in this prospectus. These types of securities and investment practices are identified and discussed in the Funds' Statements of Additional Information, which you may obtain free of charge (see back cover). Except as otherwise noted, approval by the Funds' shareholders is not required to modify or change the Funds' investment goal(s) or any of their investment strategies.

INITIAL PUBLIC OFFERINGS The Focus Fund and Small Company Growth Fund may invest a portion of their assets in certain types of equity securities including securities offered during a company's initial public offering
      (IPO). An IPO is the sale of a company's securities to the public for the first time. The market price of a security a Fund buys in an IPO may change substantially from the price the Fund paid, soon after the IPO ends. In the short term, the price change may significantly increase or decrease the Fund's total return, and therefore its performance history, after an IPO investment. This is especially so when the Fund's assets are small. However, should the Fund's assets increase, the results of an IPO investment will not cause the Fund's performance history to change as much. Although companies can be of any size or age at the time of their IPO, they are often smaller in size and have a limited operating history which could create greater market volatility for the securities. The advisor intends to limit the Funds' IPO investments to issuers whose debt securities the Funds already own, or issuers which the advisor has specially researched before the IPO. The Funds do not intend to invest more than 5% of their assets, at the time of purchase, in IPOs and do not intend to buy them for the purpose of immediately selling (also known as flipping) the security after its public offering.

FUTURES AND OPTIONS Balanced Portfolio and Midcap Growth Fund may use futures to gain exposure to groups of stocks or individual issuers. The Portfolio and Fund use futures to invest cash pending direct investments in stocks and to enhance their return. Balanced Portfolio also uses futures and options on futures to decrease equity exposure or to adjust interest rate duration of the Portfolio's fixed-income security holdings. Balanced Portfolio uses options on securities to earn additional income or to hedge against price erosion in the underlying security for the intermediate term. A future is an agreement to buy or sell a specific amount of a financial instrument or physical commodity for an agreed-upon price at a certain time in the future. Investments in futures and options are relatively efficient since they typically cost less than direct investments in the underlying securities.

      However, the Portfolio and Fund may lose money if the advisor does not correctly anticipate the market movements of those underlying securities.

SHORT SALES Small Company Growth Fund and Balanced Portfolio's short sales are subject to special risks. A short sale involves the sale by a Portfolio or Fund of a security that it does not own in the hope of purchasing the same security at a later date at a lower price. In order to deliver the security to the buyer, the Portfolio or Fund borrows the security from a third party. The Portfolio or Fund is then obligated to return the security to the third party at a later date, and so they must purchase the security at the market price on such later date. If the price of the security has increased, then the Portfolio or Fund will incur a loss equal to the increase in price of the security from the time that the short sale was entered into, plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the security. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio or Fund.

PORTFOLIO TURNOVER There are no limits on turnover. Turnover may vary significantly from year to year. The advisor does not expect it to exceed 100% (200% in the case of Small Company Growth Fund and Capital Opportunities Fund and 250% in the case of Midcap Growth Fund) under normal conditions. The Funds and Portfolios generally intend to purchase securities for long-term investment, although, to a limited extent, they may purchase securities in anticipation of relatively short-term price gains. The Funds and Portfolios will also sell securities without regard to turnover if they believe that developments within specific issuers, sectors or the market as a whole so warrant. Portfolio turnover typically results in transaction costs and produces capital gains or losses resulting in tax consequences for Fund investors. It also increases transaction expenses, which reduce a Fund's total return.

INTERFUND LENDING PROGRAM The Funds and Portfolios may lend money to and borrow money from other funds advised by Stein Roe. They will do so when the advisor believes such lending or borrowing is necessary and appropriate. Borrowing costs will be the same as or lower than the costs of a bank loan.

MASTER/FEEDER STRUCTURE Unlike mutual funds that directly acquire and manage their own portfolio of securities, the Balanced Fund, Growth Stock Fund and Growth Investor Fund are "feeder" funds in a "master/feeder" structure. This means that the Funds invest their assets in a larger "master" portfolio of securities, which has an investment goal and policies substantially identical to those of the Funds. The investment performance of the Funds depends upon the investment performance of the Portfolios. If the investment policies of a Portfolio and a Fund became inconsistent, the Board of Trustees of the Fund will decide what actions to take. One action the Board of Trustees may recommend is the withdrawal of the Fund's assets from the Portfolio. For more information on the master/feeder fund structure, see the Statement of Additional Information.

TEMPORARY DEFENSIVE STRATEGIES At times, the advisor may determine that adverse market conditions make it desirable to temporarily suspend a Fund's or Portfolio's normal investment activities. During such times, the Fund or Portfolio may, but is not required to, invest in cash or high-quality, short-term debt securities, without limit. Taking a temporary defensive position may prevent a Fund or Portfolio from achieving its investment goals.

THE FUNDS' MANAGEMENT

INVESTMENT ADVISOR  Stein Roe & Farnham Incorporated (Stein Roe), located at One
      South Wacker Drive, Chicago, IL 60606, is the Funds' investment advisor. In its duties as investment advisor, Stein Roe runs the Funds' and Portfolios' day-to-day business, including placing all orders for the purchase and sale of their portfolio securities. Stein Roe (and its predecessor) has been an investment advisor since 1949. As of December 31, 2001, Stein Roe managed over $16.27 billion in assets.

      Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, principally Colonial Management Associates, Inc. (Colonial). Stein Roe and the LFG business unit are managed by a single management team. Stein Roe, Colonial and the other LFG entities also share personnel, facilities, and systems that may be used in providing administrative or operational services to the Funds. Stein Roe and Colonial are registered investment advisors. Stein Roe, Colonial and the other entities that make up LFG are indirect, wholly owned subsidiaries of FleetBoston Financial Corporation.

      For the 2001 fiscal year, aggregate advisory fees paid to Stein Roe by the Funds and indirectly by the Funds as a shareholder of the Portfolios amounted to the following percentage of average daily net assets of each respective Fund:

Fund/Portfolio                                                           Fee (%)
--------------------------------------------------------------------------------
Balanced Fund/Portfolio                                                  0.55

Growth Stock Fund/Portfolio                                              0.55

Growth Investor Fund/Portfolio                                           0.07

Midcap Growth Fund                                                       0.31

Focus Fund                                                               0.75

Capital Opportunities Fund                                               0.75

Small Company Growth Fund                                                0.53

      Stein Roe may use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for a portfolio, pursuant to procedures adopted by the Board of Trustees.

PORTFOLIO MANAGERS

      BALANCED FUND/BALANCED PORTFOLIO -- Harvey B. Hirschhorn, portfolio manager since 1996; Sandra Knight, associate portfolio manager since 1996.

      GROWTH STOCK FUND/GROWTH STOCK PORTFOLIO -- Erik P. Gustafson, portfolio manager since 1994; David P. Brady, associate portfolio manager since 1996.

      GROWTH INVESTOR FUND/GROWTH INVESTOR PORTFOLIO -- Erik P. Gustafson and David P. Brady, co-portfolio managers since 1995.

      MIDCAP GROWTH FUND -- Steve D. Hayward, portfolio manager since November, 1999.

      FOCUS FUND -- David P. Brady, portfolio manager since June, 1998.

      CAPITAL OPPORTUNITIES FUND -- David P. Brady, portfolio manager since April, 2000; Steve D. Hayward, portfolio manager since November, 1999.

      SMALL COMPANY GROWTH FUND -- William M. Garrison, portfolio manager since September, 1998.

      David P. Brady, a senior vice president of Stein Roe, joined Stein Roe in 1993 and served as an associate portfolio manager until 1995. Mr. Brady has managed various other funds for Stein Roe since March, 1995. He holds a B.S. degree in finance, graduating Magna Cum Laude, from the University of Arizona, and a M.B.A. degree from the University of Chicago.

      William M. Garrison, a senior vice president of Stein Roe, joined Stein Roe in 1989 as a research associate and has managed various funds for Stein Roe since September, 1998. He earned an A.B. degree from Princeton University and a M.B.A. degree from the University of Chicago.

      Erik P. Gustafson, a senior vice president of Stein Roe, joined Stein Roe in 1992 as a portfolio manager for privately managed accounts. Mr. Gustafson currently manages various other funds for Stein Roe and its affiliates. He holds a B.A. degree from the University of Virginia and M.B.A. and J.D. degrees from Florida State University.

      Steve D. Hayward, a senior vice president of Stein Roe, joined Stein Roe as a portfolio manager in November, 1999. Mr. Hayward served as a vice president of investments for M & I Investment Management from 1993 to 1999. He earned a B.A. degree from North Park College and a M.B.A. degree in finance from Loyola University.

      Harvey B. Hirschhorn joined Stein Roe in 1973 and is executive vice president and chief economist and investment strategist. He holds an A.B. degree from Rutgers University and a M.B.A. degree from the University of Chicago, and is a chartered financial analyst.

      Sandra Knight is a vice president of Stein Roe, which she joined in 1991 as a quantitative analyst. She earned a B.S. degree from Lawrence Technological University and a M.B.A. degree from Loyola University of Chicago.

      Stein Roe has retained Nordea Investment Management North America, Inc. (Nordea), as sub-advisor to manage a portion of the Balanced Fund's foreign securities. The sub-advisory agreement with Nordea provides that Stein Roe shall pay Nordea a monthly fee at the annual rate of 0.40% of the average daily net asset value of that portion of the Fund's assets under management by Nordea.

      Nordea is located at 13-15 West 54th Street, New York, NY 10019. In addition to sub-advising the Fund, Nordea offers a range of equity investment products and services to institutional clients, including private and public retirement funds, unions, endowments, foundations, and insurance companies, as well as to mutual fund sponsors on a sub-advisory basis. Nordea is a indirect, wholly owned subsidiary of Nordea AB, one of Scandinavia's leading financial institutions.

      Nordea's investment decisions are made by a team. No single individual at Nordea is primarily responsible for making investment decisions with respect to the Balanced Fund.

APPENDIX A

MORNINGSTAR CATEGORIES In an effort to distinguish funds by what they own, as well as by their prospectus objectives and styles, Morningstar, Inc. (Morningstar) developed the Morningstar categories. While the prospectus objective identifies a fund's investment goals based on the wording in the fund prospectus, the Morningstar category identifies funds based on their actual investment styles as measured by their underlying portfolio holdings (portfolio statistics and compositions over the past three years). Morningstar may change a fund's category assignment from time to time.

      Morningstar places domestic equity funds in a category based on the style and size of the stocks they typically own. The style and size parameters are based on the divisions used in the investment style box: Value, Blend, or Growth style and Small, Mid-Cap, or Large median market capitalization (see "Morningstar Style Box" below for more details on style methodology). By reviewing their investment style over the past three years, Morningstar places domestic equity funds in one of the following nine categories:
      Large Growth, Large Blend, Large Value, Mid-Cap Growth, Mid-Cap Blend, Mid-Cap Value, Small Growth, Small Blend and Small Value. Morningstar also includes several other domestic equity categories, including: Specialty Heath Care, Specialty Technology, Specialty Utilities, Specialty Communications, Specialty Financials, Specialty Real Estate, Specialty Natural Resources, Convertible Bond and Domestic Hybrid. The Domestic Hybrid category contains those funds with stock holdings of greater than 20% but less than 70% of the portfolio.

MORNINGSTAR STYLE BOX The style box is a snapshot in time. It identifies the fund's investment style as of a particular date. The Morningstar category is based on style box information from the trailing 36 months. It provides a general picture of the fund's investment style over the past three years.

      The Morningstar equity style box is a nine-box matrix that displays both the fund's investment methodology and the size of the companies in which it invests. Set forth below is the nine-box matrix.

           VALUE      BLEND     GROWTH
            / 1 /      / 2 /     / 3 / LARGE

            / 4 /      / 5 /     / 6 / MID-CAP

            / 7 /      / 8 /     / 9 / SMALL

      The equity style box for domestic stock funds comprises two components:
      MARKET CAPITALIZATION on the vertical axis and VALUATION on the horizontal axis.

      MARKET CAPITALIZATION: Morningstar ties market cap to the relative movements of the market. The top 5% of the 5000 largest domestic stocks in Morningstar's equity database are classified as large-cap, the next 15% of the 5000 are mid-cap, and the remaining 80% (as well as companies that fall outside the largest 5000) are small-cap.

      Morningstar then determines a fund's market cap by ranking the stocks in a fund's portfolio from the largest market-capitalized stock to the smallest, and then calculating the average weighted market capitalization of the stocks in the middle quintile (middle 40th percentile to 60th percentile) of the portfolio. After a fund's market cap has been determined, Morningstar places the fund in the large-cap, mid-cap or small-cap group noted above.

      VALUATION: Morningstar categorizes funds by comparing the stocks in their portfolios with the most relevant of the three market cap groups. Specifically, each stock in Morningstar's equities database receives a price-to-earnings (P/E) score and a price-to-book (P/B) score. This is derived by dividing each stock's P/E and P/B by the asset-weighted median P/E and asset-weighted median P/B, respectively, of the stock's market cap group. For example, to calculate the asset-weighted median P/E, Morningstar first ranks the P/E ratios of the stocks in each market-cap group from highest to lowest, then counts down by their market caps until it reaches the 50th percentile of that market-cap group. The P/E ratio attached to that stock is the asset-weighted median P/E. Morningstar does the same to find the asset-weighted median P/B. Next, Morningstar calculates the P/E style box score and the P/B style box score for each fund by ranking the stocks in a fund's portfolio by their P/E scores and P/B scores, respectively, and then calculating an average weighted P/E score and an average weighted P/B score from the stocks in the middle quintile of each fund's portfolio. These average weighted scores are the P/E style box score and the P/B style box score of the fund's portfolio.

      For each measure, 1.00 represents the market-cap group average. If the fund has a P/E style box score + P/B style box score that exceeds 2.25, the fund is categorized as growth. If the combined score falls below 1.75, the fund is categorized as value. Finally, if the score is between 1.75 and 2.25, the fund is categorized as blend.

FOR MORE INFORMATION

Additional information about the Funds' investments is available in the Funds' semi-annual and annual reports to shareholders. The annual reports contain a discussion of the market conditions and investment strategies that significantly affected the Funds' performance over their last fiscal year.

You may wish to read the Statement of Additional Information for more information on the Funds and the securities in which they invest. The Statement of Additional Information is incorporated into this prospectus by reference, which means that it is considered to be part of this prospectus.

You can get free copies of reports and the Statement of Additional Information, request other information and discuss your questions about the Funds by writing or calling:

Stein Roe Mutual Funds
One Financial Center
Boston, MA  02111
800-338-2550
www.steinroe.com

Text-only versions of all Fund documents can be viewed online or downloaded from the EDGAR database on the Securities and Exchange Commission internet site at www.sec.gov.

You can review and copy information about the Funds by visiting the following location, and you can obtain copies, upon payment of a duplicating fee by electronic request at the E-mail address publicinfo@sec.gov or by writing the:

Public Reference Room
Securities and Exchange Commission
Washington, DC 20549-0102

Information on the operation of the Public Reference Room may be obtained by calling 202-942-8090.

Investment Company Act file number:
Liberty-Stein Roe Funds Investment Trust:  811-04978
-     Stein Roe Balanced Fund
-     Stein Roe Growth Stock Fund
-     Stein Roe Growth Investor Fund
-     Stein Roe Midcap Growth Fund
-     Stein Roe Focus Fund
-     Stein Roe Capital Opportunities Fund
-     Stein Roe Small Company Growth Fund

DIR-01/550I-0102